UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    NOVELL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to a proposed merger between Novell, Inc. (“Novell”) and Attachmate Corporation (“Attachmate”) pursuant to the terms of an Agreement and Plan of Merger, dated as of November 21, 2010 (the “Merger Agreement”), by and among Novell, Attachmate and Longview Software Acquisition Corp. The Merger Agreement is on file with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K/A filed by Novell on November 22, 2010, and is incorporated by reference into this filing.

This filing consists of a series of questions submitted by Novell employees and answers that were posted on Novell’s internal website on December 22, 2010.

EMPLOYEE QUESTIONS:

1.	It is said that the bonus for 2010 will not be impacted. But what about the compensation revision in Dec 2010? Is it still on?

Answer: As part of the Performance Management activity this time of year, managers will be discussing the FY2010 bonus with employees eligible under the bonus program. There is no general salary increase planned at this time.

2.	What will be the notice period for people in probation?

Answer: Current employment contracts will not be modified simply because of the transaction. Instead, Attachmate will inherit all current employment contracts. Therefore, any probationary period set out in an employee’s contract will remain the same.

3.	How early will employees be notified if their job COULD be no longer needed, so the employee can begin the earliest job search.

Answer: We do not yet have information from Attachmate about planned redundancies. However, during the integration planning process, Attachmate will assess the natural overlap in functions that may result because of this proposed merger. Attachmate has assured us that if layoffs occur, it will treat employees fairly and respectfully.

4.	What happens with regards to the old patent policy, which meant additional compensation as well as a plaque when the patent was approved by the USPTO?

Answer: The Patent Award Policy has been modified to provide for a cash Long Term Incentive Bonus to be awarded to a qualifying recipient in place of equity grants. Please see https://innerweb.novell.com/organizations/legal/patent/homepage.html for details.

5.	When will the mentioned ‘integration teams’ be built and will this be a transparent project in which employees will have insight and can give input?

Answer: Integration planning will start shortly and teams will begin to work cross functionally based on an integration plan to be developed by Attachmate in collaboration with Novell executive leadership.

6.	The current organizational structure of Attachmate has two distinct headquarters. Seattle, WA for Attachmate and Houston, TX for NetIQ. As we move towards the four business units, what are the planned headquarters for the Novell and SuSE brands? Will Novell be headquartered in Provo or Waltham. And will SuSE be located in Nurnberg, Germany?

Answer: The question of headquarters is a matter that will be determined during the integration planning process.

7.	How has the Patent Award Program changed as a result of this announcement?

Answer: The Patent Award Program continues in place, but, in place of equity grants, the company is awarding Long Term Incentive cash bonuses. Please see the following https://innerweb.novell.com/organizations/legal/patent/homepage.html for further details and eligibility requirements concerning participation in the Patent Award Program.

8.	If an employee who contributes to Novell’s Fidelity 401k plan and currently has a loan against their 401k, how will that loan be treated at the close of the deal or 6 months after the close? Will the loan have to be paid in full and when?

Answer: Benefits related matters will be determined by Attachmate through the integration planning process. When answers to benefits integration questions become available, they will be communicated accordingly.

9.	What are the specific benefits offered by Attachmate to employees? (E.g., health care, dental, vacation days, Holidays/year, 401K match, Tuition reimbursement, etc.)

Answer: This information has not yet been made available to us, but will become available during the integration planning process. The integration of benefits-related matters will be included in the overall integration planning, and when decisions are made they will be communicated accordingly.

10.	In the FAQ it is mentioned that ‘As of the close date and for six months afterwards... We also have not planned any reductions to employee compensation or benefits prior to the close of the transaction.

Does that mean that in 6 months + 1 day our contracts will be nullified, i.e., our seniority (years with the company) will be starting from 0?

Answer: Attachmate has agreed to credit Novell employees for their years of service for purposes of determining eligibility for paid time off and severance. There is no time limit associated with this agreement. With respect to any of Novell’s current severance plans, Attachmate has agreed to maintain their continuity for at least six months following the date of close. Furthermore, understand that Attachmate will inherit employees’ contractual benefits. That means that, outside the US, changes to contractual severance rights will be subject to the same restrictions under local laws that exist today. Within the US, under the Novell, Inc. Limited Severance Plan, which you can see at https://innerweb.novell.com/organizations/hr/benefits/severance/usa_sev_policy.pdf, any amendment that would adversely affect eligible employees’ severance cannot take effect until 6 months after the amendment is approved. In effect, if Attachmate does elect to modify the US Severance Plan to reduce the benefits it provides, it must provide six months’ advance notice of the change.

11.	What impact, if any, will the Attachmate acquisition have regarding Novell’s Deferred Compensation plan? Will the plan continue? Will it cease and the assets be dispersed as per the participant’s disbursement elections?

Answer: The Novell, Inc. Deferred Compensation Plan provides that certain amounts will begin to be paid out immediately following a Change in Control Event. The Attachmate transaction will constitute a “Change in Control Event” under the Plan. Therefore, employee deferrals and employer matching contributions made in 2005 through the transaction close date will be paid out according to your distribution election after the Change in Control Event. Employee deferrals and employer matching contributions made prior to 2005 and after the transaction close date are not eligible for distribution under a “Change in Control Event”. For information about how this may impact an individual participant, please contact Sonya Keetch (x15913) or Zelia Magliozzi (x48326).

12.	What does the immediate vesting of stock and RSUs really mean for employees?

Answer: As described in the Q&A, just before the close of the merger and assuming that the merger closes, all outstanding unvested stock options will vest. This means that if you have unvested stock options upon close of the merger, these stock options will become vested and you will be given an amount equal to the difference between the strike price and the $6.10 per share purchase price for each vested stock option. Similarly, unvested RSU’s (other than those with 2-year vesting periods) will vest at that time.

13.	Is it better to sell them now or to keep them?

Answer: Until the close of the transaction, employees who own Novell stock have the same rights to sell them as prior to the announcement of the transaction. That is, unless you have received notification that you are restricted from selling (a “black out”), and subject to the remaining limitations of our Insider Trading Policy (available at https://innerweb.novell.com/resources/policy/legal/insider_trading.html) and the insider trading laws, employees may trade in the ordinary course. Novell does not provide investment advice and the timing of any sale of your stock remains in your discretion.

14.	What will happen if the stock value goes up to $10 or goes down to $2?

Answer: Until the close of the transaction, employees who own Novell stock have the same rights to sell them as prior to the announcement of the transaction. That is, unless you have received notification that you are restricted from selling (a “black out”), and subject to the remaining limitations of our Insider Trading Policy (available at https://innerweb.novell.com/resources/policy/legal/insider_trading.html) and the insider trading laws, employees may trade in the ordinary course. Novell does not provide investment advice and the timing of any sale of your stock remains in your discretion.

15.	Are we restricted at all by SEC or other to sell our stock IF BY CHANCE the market price exceeds $6.10 prior to close?

Answer: Until the close of the transaction, employees who own Novell stock have the same rights to sell them as prior to the announcement of the transaction. That is, unless you have received notification that you are restricted from selling (a “black out”), and subject to the remaining limitations of our Insider Trading Policy (available at https://innerweb.novell.com/resources/policy/legal/insider_trading.html) and the insider trading laws, employees may trade in the ordinary course. Novell does not provide investment advice and the timing of any sale of your stock remains in your discretion.

16.	You state: ‘Other than those restricted stock units (RSUs) with a two-year vest, all outstanding unvested RSU awards will also vest at the time the transaction closes. These awards will be cashed out at the $6.10 per share purchase price.’ Question: I don’t understand ‘RSU’s with a two year vest’ - I have RSU’s with vesting OVER 4 years- but START vesting in 1 year - do they qualify for the cash out - e.g., all RSU stock units?

Answer: Restricted stock units (RSUs) with a two-year vest are any grants of RSUs that vest over the course of two years (i.e., 50% on the first annual anniversary of the grant date and 50% on the second annual anniversary of the grant date). Any unvested RSUs that vest over a four-year period, without regard to when that vesting is scheduled to begin, are to be accelerated at close, assuming the deal closes, and cashed out at $6.10 per share. In Australia, due to regional regulatory differences, the two-year vesting RSUs will be cashed out at the $6.10 per share purchase price at close.

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Novell and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require Novell to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from Novell’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on Novell’s business relationships (including, without limitation, partners and customers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Additional risk factors that may affect future results are contained in Novell’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Novell. Novell expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the merger, Novell filed a preliminary proxy statement regarding the merger with the SEC on December 14, 2010 and intends to file a definitive proxy statement regarding the merger and other relevant documents with the SEC in the future. Investors and security holders of Novell are urged to read these documents, including the definitive proxy statement, if and when they become available, as well as any amendments or supplements to those documents, because they contain or will contain important information about Novell, the merger and the other parties to the merger. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations portion of Novell’s website at http://www.novell.com/company/ir/. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the merger. Information regarding Novell’s directors and executive officers is contained in Novell’s proxy statement for its 2010 Annual Meeting of Stockholders, dated February 26, 2010, and subsequent filings which Novell has made with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2010. Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the preliminary proxy statement and the definitive proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.